                                                                   EX-99.906CERT

                           SECTION 906 CERTIFICATIONS

Greg J. Stark, Principal Executive Officer and Chief Executive Officer; and Mark
E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of Frank Russell Investment Company, a Massachusetts Business Trust (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended, October 31, 2005 (the "Form N-CSR") fully complies with the requirements of
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to Frank Russell Investment Company and will be retained by Frank Russell Investment Company and furnished to the Securities and Exchange Commission or its staff upon request.

Principal Executive Officer and         Principal Financial Officer,
Chief Executive Officer                 Principal Accounting
Frank Russell Investment Company        Officer and Treasurer
                                        Frank Russell Investment Company


/s/ Greg J. Stark                       /s/ Mark E. Swanson
-------------------------------------   ----------------------------------------
Greg J. Stark                           Mark E. Swanson

Date: December 20, 2005                 Date: December 20, 2005